UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Annual Cash Incentive Award Plan for 2013

On February 11, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of XPO Logistics, Inc. (the “Company”) approved a target annual cash incentive award plan for 2013 (the “2013 Bonus Plan”) under the terms of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “2011 Plan”). A copy of the 2011 Plan, which was approved by the Company’s stockholders on May 31, 2012, was set forth in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 27, 2012 (the “2012 Proxy Statement”).

The Compensation Committee selected each of the Company’s executive officers to participate in the 2013 Bonus Plan, including the following executive officers (who constitute the Company’s principal executive officer, principal financial officer and the other named executive officers in the 2012 Proxy Statement): Bradley S. Jacobs, Chief Executive Officer and Chairman; M. Sean Fernandez, Chief Operating Officer; John J. Hardig, Chief Financial Officer; Mario A. Harik, Chief Information Officer; and Scott B. Malat, Chief Strategy Officer. The Compensation Committee selected the participants in the 2013 Bonus Plan in order to ensure tax deductibility of bonuses paid to such executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The cash bonus awards under the 2013 Bonus Plan are contingent on satisfaction of the requirements set forth in Section 6(e) of the 2011 Plan and the terms of the threshold performance goal, which is based upon the Company’s revenue for fiscal year 2013 exceeding the Company’s revenue for fiscal year 2012. The target award under the 2013 Bonus Plan for each participant is 100% of annual base salary ($495,000 for Mr. Jacobs; $475,000 for Mr. Fernandez; $395,000 for Mr. Hardig; and $300,000 for each of Messrs. Harik and Malat). In the event of achievement of the threshold performance goal, payment of cash bonus awards under the 2013 Bonus Plan will be determined by the Compensation Committee as a percentage of the target amount of an award based on the participant’s achievement of individual or organizational goals, which would be determined by the Compensation Committee in its sole discretion. Cash bonus awards under the 2013 Bonus Plan may be greater or less than the target award. The Compensation Committee may exercise negative discretion to eliminate or reduce the actual amount, if any, to be paid to each eligible participant under the 2013 Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel